Exhibit 8.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
David A. Dettmann*
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Theodore F. Olt III*
Jeffrey B. Lang*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O’Rourke*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Rian D. Waterman*

___________________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6624
E-Mail Address:  rdavidson@l-wlaw.com
www.L-WLaw.com

April 9, 2014

Abbey C. Furlong*
Samuel J. Skorepa*
Kurt P. Spurgeon*
Joshua J. McIntyre*
Brett R. Marshall*
Kelsey A. W. Marquard*
Kyle R. Day*
Andrea D. Mason
Sharad K. Bijanki

Registered Patent Attorney
April A. Price*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*
Charles E. Miller*
James A. Mezvinsky
Peter J. Benson*
Michael L. Noyes
Jeffrey W. Paul*

   *Also Admitted in Illinois

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

JOHN DEERE CAPITAL CORPORATION
1 East First Street, Suite 600
Reno, NV  89501
Attention:  Manager

JOHN DEERE RECEIVABLES, INC.
1 East First Street, Suite 600
Reno, NV 89501
Attention:  Manager

WELLS FARGO DELAWARE TRUST COMPANY, N.A.
919 North Market Street, Suite 1600
Wilmington, DE 19801

U.S. BANK NATIONAL ASSOCIATION
190 South LaSalle Street, 7th Floor
Mail Code MK-IL-SL7R
Chicago, IL  60603
Attention:  Corporate Trust Administration

RE:	REGISTRATION STATEMENT ON FORM S-3
REGISTER JOHN DEERE OWNER TRUST 2014
(the “Registration Statement”)
Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2014 (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”).  The Notes are to be issued pursuant to an Indenture dated as of April 9, 2014, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated April 8, 2014, between Wells Fargo Delaware Trust Company, N.A., as Owner Trustee, and JDRI, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated April 9, 2014 among JDRI, John Deere Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital, Inc. and HSBC Securities (USA) Inc., on their own behalf and as representatives of the underwriters named therein.

JOHN DEERE CAPITAL CORPORATION
JOHN DEERE RECEIVABLES, INC.
WELLS FARGO DELAWARE TRUST COMPANY, N.A.
U.S. BANK NATIONAL ASSOCIATION
April 9, 2014

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus Supplement and the Prospectus Supplement included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; and (viii) the Purchase Agreement (collectively the “Documents”).  As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.  We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that the statements set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus Supplement and the Prospectus Supplement and the heading “LEGAL OPINIONS” in the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP